UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 29, 2002


                                 Inprimis, Inc.

             (Exact name of registrant as specified in its charter)

           Florida                      0-21138                 59-2479377

(State or other jurisdiction of     (Commission file          (IRS Employer
 incorporation or organization)          number)          Identification Number)

    1601 Clint Moore Road, Boca Raton, FL                           33487

   (Address of Principal Executive Offices)                       (Zip Code)

                                 (561) 997-6227

              (Registrant's telephone number, including area code)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 23, 2001, Deloitte & Touche LLP (Deloitte & Touche) resigned as independent certified public accountants for Inprimis, Inc. (the Company).

Deloitte & Touche's report on the consolidated financial statements for the years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles; however, the report for the year ended December 31, 2000 contained an explanatory paragraph relating to substantial doubt regarding the uncertainty of the Company's ability to continue as a going concern.

Further, in connection with its audits of the Company's consolidated financial statements for years ended December 31, 2000 and 1999, and the subsequent interim periods immediately preceding the date of Deloitte & Touche's resignation, the Company had no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on the consolidated financial statements of the Company.

Deloitte & Touche has furnished to the Company a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte & Touche agrees with the statements made by the Company herein. A copy of such letter, dated January 29, 2002, is attached as an exhibit to this report.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (c )  Exhibits.

             16. Deloitte & Touche letter addressed to the Securities and Exchange Commission stating whether or not Deloitte & Touche agrees with the statements made by the Company herein.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INPRIMIS, INC.

January 29, 2001                    By: /S/  R. Michael Brewer
                                       --------------------------
                                       R. Michael Brewer
                                       Senior Vice President and
                                       Chief Financial Officer



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Exhibit 16

January 29, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Inprimis, Inc. dated January 29, 2002.

Yours truly,

/s/  Deloitte & Touche LLP

Deloitte & Touche LLP



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